UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

(Amendment No. 1)

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): February 10, 2017

FIRST HARVEST CORP.

(Exact name of registrant as specified in its charter)

Nevada	000-55120	46-2143018
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

5015 W. Nassau Street

Tampa, Florida 33607

(Address of principal executive offices) (zip code)

(877) 749-5909

 (Registrant's telephone number, including area code)

Copy to:

James M. Turner, Esq.

Sichenzia Ross Ference Kesner LLP

61 Broadway

New York, New York 10006

Phone: (212) 930-9700

Fax: (212) 930-9725

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

EXPLANATORY NOTE

This Current Report on Form 8-K/A is filed as an amendment (the “Amendment”) to the Current Report on Form 8-K filed on February 10, 2017 (the “Original Form 8-K”) by First Harvest Corp. (the “Company”) in order to provide additional financial information required by Item 9.01 of the Original Form 8-K. As previously reported in the Original Form 8-K, on February 10, 2017, the Company entered into and closed an agreement and plan of merger and reorganization (the “Merger Agreement”), with CV Acquisition Corp., a wholly-owned subsidiary of the Company (“Acquisition Corp.”), and Cannavoices, Inc. (“Cannavoices”). Pursuant to the Merger Agreement, effective on the Closing Date, Acquisition Corp. merged with and into Cannavoices, such that Cannavoices, the surviving corporation, became a wholly owned subsidiary of the Company.

The Original Form 8-K provided, among other items, the unaudited financial statements of Cannavoices for the fiscal quarter ended September 30, 2016. As Cannavoices is deemed the accounting acquirer in connection with the Merger Agreement, the financial statements of Cannavoices are deemed to be the historical financial statements of the Company. However, since the closing of the Merger Agreement occurred after December 31, 2016, the financial statements of the Company, prior to the completion of the Merger Agreement, are the financial statements that the Company is required to file on the Quarterly Report on Form 10-Q, for the quarter ended December 31, 2016. Therefore, the Original Form 8-K is amended by this Amendment to provide the unaudited interim financial statements of Cannavoices for the quarter ended December 31, 2016, which are included under Item 9.01 hereto, in accordance with the rules and regulations of the Securities and Exchange Commission, as well as the additional corresponding information for the relevant fiscal period.

The foregoing description of the Merger Agreement and the transactions contemplated therein is not complete and is subject to, and qualified in its entirety by, the full text of the Merger Agreement, which were attached as Exhibit 2.1 to the Original Form 8-K, which is incorporated herein by reference. Items and exhibits previously reported in the Original Form 8-K that are not included in this Amendment remain unchanged.

Item 9.01 Financial Statements and Exhibits.

(a)  The unaudited consolidated condensed financial statements of Cannavoices as of December 31, 2016 and 2015 are filed herewith following the signature page.

Certain other audited and unaudited financial statements of Cannavoices were filed on the Original Form 8-K.

(b)   Pro forma financial information. Previously filed on the Original Form 8-K.

(c)   Shell Company Transactions. See (a) and (b) of this Item 9.01.

(d)   Exhibits

Exhibit Number	Description
2.1	Agreement and Plan of Merger and Reorganization, dated February 10, 2017 among First Harvest Corp., CV Acquisition Corp. and Cannavoices, Inc.*
10.1	Game Development and License Agreement, dated October 2, 2015, by and between Cannavoices, Inc. and HKA Digital Limited*
10.2	Assignment of Note, dated March 31, 2016, by and between Cannavoices, Inc. and FH Opportunity Fund 1, LLC*
10.3	Loan Agreement, dated April 27, 2016, by and between Cannavoices, Inc. and Hit Sum To Me, LLC*
10.4	Promissory Note, dated April 27, 2016, issued by Cannavoices, Inc. to Hit Sum To Me, LLC*
10.5	Security Agreement, dated April 27, 2016, by and between Cannavoices, Inc. and Hit Sum To Me, LLC*
10.6	Form of Convertible Promissory Note, dated July 20, 2016, issued by Cannavoices, Inc.*
10.7	Form of Convertible Promissory Note, dated November 10, 2016, issued by Cannavoices, Inc.*
10.8	Form of Convertible Promissory Note, dated December 14, 2016, issued by Cannavoices, Inc.*
10.9	Form of Convertible Promissory Note, dated January 10, 2017, issued by Cannavoices, Inc.*
21.1	List of Subsidiaries*
99.1	Pro forma financial information*
99.2	Press Release, issued by the Company on February 10, 2017*

* Previously filed.

2

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this amended report to be signed on its behalf by the undersigned hereunto duly authorized.

FIRST HARVEST CORP.

Dated: February 21, 2017	By:	/s/ Kevin Gillespie
Name: Kevin Gillespie
Title: Chief Executive Officer

3

INDEX TO FINANCIAL STATEMENTS

CANNAVOICES, INC.

Consolidated condensed balance sheets as of December 31, 2016 (unaudited) and March 31, 2016	F-1

Consolidated condensed statements of operations (unaudited) for the three months ended December 31, 2016 and 2015, the nine months ended December 31, 2016 and for the period from inception (June 5, 2015) through December 31, 2015	F-2

Consolidated condensed statements of cash flows (unaudited) for the nine months ended December 31, 2016 and for the period from inception (June 5, 2015) through December 31, 2015	F-4

Notes to consolidated condensed financial statements (unaudited)	F-5

CANNAVOICES, INC.

Consolidated Condensed Balance Sheets

	December 31, 2016	March 31, 2016
	(Unaudited)	(Audited)
ASSETS

CURRENT ASSETS
Cash and cash equivalents	$75	$54,901
Prepaid expenses	18,750	-
Total current assets	18,825	54,901

OTHER ASSETS
Convertible note receivable	100,000	100,000
Interest receivable	4,500	-
Total other assets	104,500	100,000

TOTAL ASSETS	$123,325	$154,901

LIABILITIES AND STOCKHOLDERS' (DEFICIT) EQUITY

CURRENT LIABILITIES
Accrued expenses	$49,993	$-
Convertible notes payable	438,000	-
Notes payable, net of debt discount of $6,667	593,333	-
Total current liabilities	1,081,326	-

STOCKHOLDERS' (DEFICIT) EQUITY
Common stock, $0.001 par value, 1,000,000,000 shares authorized, 23,267,231 and 20,332,311 shares issued and outstanding as of 12/31/2016 and 03/31/2016, respectively.	23,267	20,332
Additional paid-in capital	4,922,650	2,661,894
Accumulated deficit	(5,903,918)	(2,527,325)
Total stockholders' (deficit) equity	(958,001)	154,901

TOTAL LIABILITIES AND STOCKHOLDERS' (DEFICIT) EQUITY	$123,325	$154,901

The accompanying notes are an integral part of these unaudited consolidated condensed financial statements.

F-1

CANNAVOICES, INC.

Consolidated Condensed Statements of Operations

(Unaudited)

		For the Period
		From Inception
	For The Nine	(June 5, 2015)
	Months Ended	Through
	December 31,	December 31,
	2016	2015

REVENUES	$-	$-

OPERATING EXPENSES
General and administrative	2,408,610	483,673
General and administrative - Related Party	400,083	429,445
Research and development - Related Party	572,400	320,000

Total Operating Expenses	3,381,093	1,233,118

LOSS FROM OPERATIONS	(3,381,093)	(1,233,118)

OTHER INCOME/(EXPENSE)
Interest income	4,500	-

Total other income/(expense)	4,500	-

NET LOSS	$(3,376,593)	$(1,233,118)

BASIC LOSS PER COMMON SHARE	$(0.15)	$(0.07)

WEIGHTED AVERAGE NUMBER OF COMMON SHARES OUTSTANDING – BASIC	22,036,635	18,313,900

The accompanying notes are an integral part of these unaudited consolidated condensed financial statements.

F-2

CANNAVOICES, INC.

Consolidated Condensed Statements of Operations

(Unaudited)

	For The Three	For The Three
	Months Ended	Months Ended
	December 31,	December 31,
	2016	2015

REVENUES	$-	$-

OPERATING EXPENSES
General and administrative	340,901	124,660
General and administrative - Related Party	64,992	89,445
Research and development - Related Party	71,400	320,000

Total Operating Expenses	477,293	534,105

LOSS FROM OPERATIONS	(477,293)	(534,105)

OTHER INCOME/(EXPENSE)
Interest income	1,500	-

Total other income/(expense)	1,500

NET LOSS	$(475,793)	$(534,105)

BASIC LOSS PER COMMON SHARE	$(0.02)	$(0.03)

WEIGHTED AVERAGE NUMBER OF COMMON SHARES OUTSTANDING – BASIC	23,223,187	19,054,374

The accompanying notes are an integral part of these unaudited consolidated condensed financial statements.

F-3

CANNAVOICES, INC.

Consolidated Condensed Statements of Cash Flows

(Unaudited)

		For the period
		from inception
	For The Nine	(June 5, 2015)
	Months Ended	Through
	December 31,	December 31,
	2016	2015

OPERATING ACTIVITIES

Net loss	$(3,376,593)	$(1,233,118)
Adjustments to reconcile net loss to net cash used by operating activities:
Stock issued for services	1,348,941	-
Debt discount	13,333	-
Changes in operating assets and liabilities
Increase in interest receivable, related party	(4,500)	-
Increase in accounts payable and accrued expenses	49,993	-

Net cash used in operating activities	(1,968,826)	(1,233,118)

FINANCING ACTIVITIES

Proceeds from common stock issued for cash	896,000	1,286,225
Proceeds from convertible notes payable	438,000	-
Proceeds from notes payable	580,000	-

Net cash provided by financing activities	1,914,000	1,286,225

NET INCREASE IN CASH	(54,826)	53,107

CASH AT BEGINNING OF PERIOD	54,901	-

CASH AT END OF PERIOD	$75	$53,107

SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION
Interest	$64,292	$-
Income taxes	$-	$-
NON CASH INVESTING AND FINANCING ACTIVITIES
Debt discount	$6,667	$-
Non cash stock issued in advance for prepaid expense	$18,750	$-

The accompanying notes are an integral part of these unaudited consolidated condensed financial statements.

F-4

CANNAVOICES, INC.

Notes to Consolidated Financial Statements

December 31, 2016 and 2015 (Unaudited)

1.	NATURE OF BUSINESS AND BASIS OF PRESENTATION

Nature of Business

The financial statements presented are those of Cannavoices, Inc. (the “Company”). The Company was incorporated under the laws of the state of Florida on June 5, 2015. The Company has not generated any revenue and is an early stage company with a digital media platform including mobile gaming app development, digital and social media, ecommerce and education with a focus on the cannabis industry and emerging growth sectors.  The Company plans to generate revenue primarily through in-app sales and advertising services.

Basis of Presentation

The accompanying financial statements have been prepared by the Company without audit. In the opinion of management, all adjustments (which include only normal recurring adjustments) necessary to present fairly the financial position, results of operations and cash flows at December 31, 2016 and for all periods presented have been made.

Certain information and footnote disclosures normally included in financial statements prepared in accordance with generally accepted accounting principles in the United States of America (“U.S. GAAP”) have been condensed or omitted. It is suggested that these consolidated condensed unaudited financial statements be read in conjunction with the financial statements and notes thereto included in the Company's March 31, 2016 audited financial statements. The results of operations for the nine months ended December 31, 2016 are not necessarily indicative of the operating results for the full year.

In the opinion of management, the accompanying balance sheets and related interim statements of income, cash flows, and stockholders' equity include all adjustments, consisting only of normal recurring items, necessary for their fair presentation in conformity with U.S. GAAP. Preparing financial statements requires management to make estimates and assumptions that affect the reported amounts of assets, liabilities, revenue and expenses. Actual results and outcomes may differ from management's estimates and assumptions.

2.	GOING CONCERN AND MANAGEMENT’S PLAN

These financial statements have been prepared on a going concern basis, which implies that the Company will continue to realize its assets and discharge its liabilities in the normal course of business. During the period from inception through December 31, 2016, the Company has not generated revenue and incurred a net loss of $5,903,918. The continuation of the Company as a going concern is dependent upon the continued financial support from its shareholders, the ability to raise equity or debt financing, and the attainment of profitable operations from the Company's future business. Additionally, the Company is actively seeking strategic alliances in order to accelerate its growth in the industry. These factors raise substantial doubt regarding the Company’s ability to continue as a going concern for one year from the date these financial statements are issued. These financial statements do not include any adjustments to the recoverability and classification of recorded asset amounts and classification of liabilities that might be necessary should the Company be unable to continue as a going concern.

3.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Principles of Consolidation

The consolidated financial statements for the nine months ended December 31, 2016 include the accounts of the Company and its subsidiary. All significant intercompany balances and transactions have been eliminated.

Consolidated Variable Interest Entity (“VIE”)

The Company previously determined FH Acquisition Corp. (“FHA”) was a VIE and the Company was the primary beneficiary. This was concluded as FHA collected capital raised from investors and funded invoices of the Company as directed by the Company’s Board of Directors. The Company has presented the financial statements on a consolidated basis since FHA’s inception (November 23, 2015).

On September 1, 2016, Cannavoices entered into a share exchange agreement with FHA, whereby all the issued and outstanding capital stock of FHA was exchanged for 1,334,262 newly issued shares of the Company’s common stock. FHA shares were exchanged on a one-for-one basis with the shares of the Company’s common stock. As of the date of the share exchange agreement, FHA is a wholly-owned subsidiary of the Company. Accordingly, intercompany activity between the Company and FHA are eliminated in consolidation.

F-5

CANNAVOICES, INC.

Notes to Consolidated Financial Statements

December 31, 2016 and 2015 (Unaudited)

Use of Estimates

The financial statements and accompanying notes are prepared in accordance with US GAAP, which requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates. The Company’s significant estimates and assumptions include the fair value of the Company’s stock and the valuation allowance relating to the Company’s deferred tax assets.

Revenue Recognition

In accordance with the Securities and Exchange Commission’s (“SEC”) Staff Accounting Bulletin (“SAB”) Topic 13, Revenue Recognition, the Company recognizes revenues when it is realized or realizable and earned.  The Company records revenues when the following four fundamental criteria under SAB Topic 13 are met: (i) persuasive evidence of an arrangement exists, (ii) delivery has occurred or services have been rendered, (iii) the price to the customer is fixed or determinable, and (iv) collection of the resulting receivable is reasonably assured.  Payments received before all of the relevant criteria for revenue recognition are satisfied are recorded as advances from customers on the balance sheet.  For the period from February 27, 2013 (inception) to December 31, 2016, the Company did not recognize any revenue.

Stock-Based Compensation

The Company accounts for stock-based compensation in accordance with ASC 718 “Compensation – Stock Compensation” using the fair value method. All transactions in which goods or services are the consideration received for the issuance of equity instruments are accounted for based on the fair value of the consideration received or the fair value of the equity instrument issued, whichever is more reliably measurable. Equity instruments issued to employees and the cost of the services received as consideration are measured and recognized based on the fair value of the equity instruments issued.

Dividends

The Company has not adopted any policy regarding payment of dividends. No dividends have been paid during any of the periods shown.

Fair Value of Financial Instruments

The carrying amounts (if any) of cash, accounts payable, and accrued liabilities approximate fair value due to the short-term nature of these instruments.

The Company measures the fair value of financial assets and liabilities based on the guidance of the Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) in accordance with US GAAP, ASC 820 “Fair Value Measurements and Disclosures” (“ASC 820”), which defines fair value, establishes a framework for measuring fair value, and expands disclosures about fair value measurements. ASC 820 defines fair value as the exchange price that would be received for an asset or paid to transfer a liability (an exit price) in the principal or most advantageous market for the asset or liability in an orderly transaction between market participants on the measurement date. ASC 820 also establishes a fair value hierarchy, which requires an entity to maximize the use of observable inputs and minimize the use of unobservable inputs when measuring fair value.

ASC 820 describes three levels of inputs that may be used to measure fair value:

Level 1 — quoted prices in active markets for identical assets or liabilities

Level 2 — quoted prices for similar assets and liabilities in active markets or inputs that are observable

Level 3 — inputs that are unobservable (for example, cash flow modeling inputs based on assumptions)

Net Loss per Common Share

Basic loss per share is calculated by dividing the Company’s net loss applicable to common shareholders by the weighted average number of common shares during the period. Diluted earnings per share is calculated by dividing the Company’s net loss available to common shareholders by the diluted weighted average number of shares outstanding during the year. The diluted weighted average number of shares outstanding is the basic weighted number of shares adjusted for any potentially dilutive debt or equity. Although there were common stock equivalents as of December 31, 2016, they were anti-dilutive.

F-6

CANNAVOICES, INC.

Notes to Consolidated Financial Statements

December 31, 2016 and 2015 (Unaudited)

For the Nine months Ended December 31, 2016
Net Loss	$(3,376,593)
Weighted Average Shares	22,036,635
Net Loss Per share	$(0.15)

Income Taxes

The Company provides for income taxes under ASC 740 “Accounting for Income Taxes” (“ASC 740”).   ASC 740 requires the use of an asset and liability approach in accounting for income taxes. Deferred tax assets and liabilities are recorded based on the differences between the financial statement and tax bases of assets and liabilities and the tax rates in effect when these differences are expected to reverse.

The Company classifies interest expense and any related penalties related to income tax uncertainties as a component of income tax expense.  No interest or penalties have been recognized as of and for the period ended December 31, 2016.

ASC 740 requires the reduction of deferred tax assets by a valuation allowance if, based on the weight of available evidence, it is more likely than not that some or all of the deferred tax assets will not be realized.

Impairment of Long-Lived Assets

The Company continually monitors events and changes in circumstances that could indicate carrying amounts of long-lived assets may not be recoverable. When such events or changes in circumstances are present, the Company assesses the recoverability of long-lived assets by determining whether the carrying value of such assets will be recovered through undiscounted expected future cash flows. If the total of the future cash flows is less than the carrying amount of those assets, the Company recognizes an impairment loss based on the excess of the carrying amount over the fair value of the assets. Assets to be disposed of are reported at the lower of the carrying amount or the fair value less costs to sell.

Recent Accounting Pronouncements

In January 2016, the FASB issued Accounting Standards Update (“ASU”) No. 2016-01, “Financial Instruments – Overall (Subtopic 825-10): Recognition and Measurement of Financial Assets and Financial Liabilities.” The updated guidance enhances the reporting model for financial instruments, and requires entities to use the exit price notion when measuring the fair value of financial instruments for disclosure purposes, and the separate presentation of financial assets and financial liabilities by measurement category and form of financial asset (i.e., securities or loans and receivables) on the balance sheet or the accompanying notes to the financial statements. The guidance is effective for annual and interim reporting periods beginning after December 15, 2017. The Company expects that this guidance will not have a material effect on its financial statements.

In November 2015, the FASB issued ASU No. 2015-17, “Balance Sheet Classification of Deferred Taxes,” (“ASU 2015-17”), which requires entities to present deferred tax assets and deferred tax liabilities as noncurrent in a classified balance sheet. The ASU simplifies the current guidance in ASC 740,  which requires entities to separately present deferred tax assets and liabilities as current and noncurrent in a classified balance sheet. ASU 2015-17 is effective for fiscal years beginning after December 15, 2016, and interim periods within those annual periods. Early adoption is permitted for all entities as of the beginning of an interim or annual reporting period. The Company expects that this guidance will not have a material effect on its financial statements.

In August 2014, the FASB issued ASU 2014-15, “Presentation of Financial Statements—Going Concern,” which impacts the accounting guidance related to the evaluation of an entity’s ability to continue as a going concern. The amendment establishes management’s responsibility to evaluate whether there is substantial doubt about an entity’s ability to continue as a going concern in connection with preparing financial statements for each annual and interim reporting period. The amendment also gives guidance to determine whether to disclose information about relevant conditions and events when there is substantial doubt about an entity’s ability to continue as a going concern. The amended guidance is effective prospectively for fiscal years beginning after December 15, 2016. The Company has adopted this new guidance effective as of the inception date. The adoption of this ASU did not have a material impact on the Company’s financial position, results of operations or cash flows.

F-7

CANNAVOICES, INC.

Notes to Consolidated Financial Statements

December 31, 2016 and 2015 (Unaudited)

4.	CONVERTIBLE PROMISSORY NOTE RECEIVABLE

On March 31, 2016, the Company purchased a convertible promissory note from a related party (the “Assignor”) in the principal amount of $100,000. The convertible promissory note was assigned to the Company for $100,000 in cash consideration and the Assignor of the convertible promissory note relinquished any further participating interest. The convertible promissory note accrues interest at 6% compounded annually and matures on November 30, 2017. The convertible promissory note is convertible into equity of the social media company, who is the maker of the note, upon events not certain to occur as of December 31, 2016.

The balance of the convertible promissory note receivable, including accrued interest at December 31, 2016 was $104,500. For the three and nine months ended December 31, 2016, the Company recognized $1,500 and $4,500 in interest income, respectively.

5.	NOTE PAYABLE

On April 27, 2016, the Company entered into a promissory note for the principle amount of $600,000, net of associated discount of $20,000. The note bears interest at 15% per annum and interest payments were to be paid monthly beginning June 1, 2016. The Company has the right to prepay the note at any time without penalty. The promissory note is secured by a security interest in all of the assets of the Company. The principal and accrued interest of the note will be due and payable by the Company on the one-year anniversary date of the note – April 27, 2017.

The principal outstanding of the promissory note at December 31, 2016 was $600,000, net of debt discount of $6,667. For the three and nine months ended December 31, 2016, the Company recognized $22,500 and $60,000 in interest expense and amortization of debt discount of $5,000 and $13,333, respectively, included in interest expense in the accompanying income statement. As of December 31, 2016, the Company recorded $7,500 in accrued interest expense.

6.	CONVERTIBLE PROMISSORY NOTES PAYABLE

On July 20, 2016, the Company entered a Convertible Promissory Note (the “Note”) with a lender in which the lender advanced the Company $200,000. Interest accrues at a rate of 15% per annum and is due on the first of each month. Unless earlier converted into the Company’s common stock (as discussed below), the principal and any unpaid accrued interest on the note will be due and payable by the Company on the one-year anniversary date of the note – July 20, 2017. The note is a general unsecured obligation of the Company. At the lender’s election, the principal balance and unpaid accrued interest on the note may be converted into common stock of the Company at a fixed rate of $0.75 per share. The Company determined that the Note is out of money, as there is no difference between the fair value of the stock ($0.75/share) and the contractual conversion price ($0.75/share), and hence no debt discount was recognized as at December 31, 2016.

The outstanding balance of the convertible promissory note at December 31, 2016 was $200,000 and classified as a short-term liability. For the three and nine months ended December 31, 2016, the Company recognized $10,000 and $15,792 in interest expense.

On November 10, 2016, the Company entered a series of Convertible Short-Term Promissory Notes (the “November Short-Term Notes”) with lenders in which the lenders advanced the Company $165,000. Interest accrues at a rate of 10% per annum and is due at maturity. Unless earlier converted into the Company’s common stock (as discussed below), the principal and accrued interest on the November Short-Term Notes will be due and payable by the Company on the ninety-day anniversary date of the November Short-Term Notes – February 8, 2017. The November Short-Term Notes are a general unsecured obligation of the Company. At each lender’s election, the principal balance and accrued interest on the November Short-Term Notes may be converted into common stock of the Company at a fixed rate of $1.00 per share. The Company has reached verbal agreement with the holders of the November Short-Term Notes to extend the maturity date until March 15, 2017 and anticipates obtaining the executed amendments imminently. For the three months ended December 31, 2016, the Company recognized $1,986 in interest expense.

On December 14, 2016, the Company entered a series of Convertible Short-Term Promissory Notes (the “December Short-Term Notes”) with lenders in which the lenders advanced the Company $73,000. Interest accrues at a rate of 10% per annum and is due at maturity. Unless earlier converted into the Company’s common stock (as discussed below), the principal and accrued interest on the December Short-Term Notes will be due and payable by the Company on the ninety-day anniversary date of the December Short-Term Notes – March 14, 2017. The December Short-Term Notes are a general unsecured obligation of the Company. At each lender’s election, the principal balance and accrued interest on the December Short-Term Notes may be converted into common stock of the Company at a fixed rate of $1.00 per share. For the three months ended December 31, 2016, the Company recognized $214 in interest expense.

F-8

CANNAVOICES, INC.

Notes to Consolidated Financial Statements

December 31, 2016 and 2015 (Unaudited)

7.	STOCKHOLDERS’ EQUITY

The Company is authorized to issue up to 1,000,000,000 shares of common stock, $.001 par value. The Company has no authorized preferred stock. As of December 31, 2016, the Company had 23,267,231 shares of common stock issued and outstanding.

Recent Sale of Securities

In April 2016, Cannavoices issued an aggregate of 245,666 shares of common stock between $0.50 and $1.00 per share, for gross proceeds of $180,000.

In April 2016, Cannavoices issued an aggregate of 1,798,588 shares of common stock to various individuals valued at $1,348,941.

In May 2016, Cannavoices issued an aggregate of 305,832 shares of common stock between $0.75 and $1.00 per share, for gross proceeds of $247,500.

In June 2016, Cannavoices issued an aggregate of 53,667 shares of common stock between $0.75 and $1.00 per share, for gross proceeds of $49,000.

In July 2016, Cannavoices issued 63,333 shares of common stock at $0.75 per share, for gross proceeds of $47,500.

In August 2016, Cannavoices issued 100,000 shares of common stock at $0.75 per share, for gross proceeds of $75,000.

In September 2016, Cannavoices issued an aggregate of 133,334 shares of common stock at $0.75 per share, for gross proceeds of $100,000.

In September 2016, Cannavoices issued an aggregate of 93,000 shares of common stock at $1.00 per share, for gross proceeds of $93,000.

In October 2016, Cannavoices issued an aggregate of 20,000 shares of common stock at $0.75 per share, for gross proceeds of $15,000.

In October 2016, Cannavoices issued an aggregate of 61,500 shares of common stock at $1.00 per share, for gross proceeds of $61,500.

In November 2016, Cannavoices issued an aggregate of 30,000 shares of common stock at $0.75 per share, for gross proceeds of $22,500.

In November 2016, Cannavoices issued an aggregate of 5,000 shares of common stock at $1.00 per share, for gross proceeds of $5,000.

In December 2016, Cannavoices issued an aggregate of 25,000 shares of common stock to an individual for services valued at $18,750.

8.	RELATED PARTY TRANSACTIONS

The Company’s related parties are First Harvest Financial, Inc. (“FHF”), FH Opportunity Fund 1, LLC (“FHO”), First Harvest Corp. (“FHC”), Lexington Tech Ventures Management, LLC (“Lexington”), and The Great American Rolling Paper Company (“GARP”), by common ownership and management.

The related parties have provided certain management services and incurred expenses on behalf of the Company for the nine month period ended December 31, 2016, including accounting, administration, management, marketing, IT support, rent, due diligence and evaluation of acquisition candidates. The related parties have been reimbursed the following: (a) FHF - $61,600 for management fees and $103,000 for payments to subcontractors, (b) FHC - $200 for payments to subcontractors, (c) Lexington - $3,000 for management fees, and (d) GARP - $57,515 for management and subcontractor fees for the nine month period ended December 31, 2016.

The Company incurred rent expense to FHF of $80,312 for the nine month period ended December 31, 2016. The Company has no formal lease with FHF.

F-9

CANNAVOICES, INC.

Notes to Consolidated Financial Statements

December 31, 2016 and 2015 (Unaudited)

The Company purchased a convertible promissory note receivable for $100,000 face value of the convertible promissory note from FHO. See Note 4 – Convertible Promissory Note Receivable.

On September 1, 2016, the Company entered into a share exchange agreement with FHA, a consolidated VIE of the Company, whereby all the issued and outstanding capital stock of FHA was acquired by the Company in exchange for 1,334,262 newly issued shares of the Company’s common stock. FHA shares were exchanged on a one-for-one basis with shares of the Company’s common stock.

The majority shareholder of the related parties described above is the president and largest shareholder of the Company. He was paid $94,456 by the Company as a subcontractor for the nine month period ended December 31, 2016. He currently has no formal compensation agreement.

The Company entered into a game development and licensing agreement with HKA Digital Limited (“HKA”) on October 2, 2015 (the “Development Agreement”).  HKA is majority owned by a shareholder of the Company. The Company paid HKA $572,400 during the nine month period ended December 31, 2016. The total value of the Development Agreement is $2,000,000 based on certain development parameters and ongoing scope of work.

9.	COMMITMENTS AND CONTINGENCIES

Litigations, Claims and Assessments

In the normal course of business, the Company may be involved in legal proceedings, claims and assessments arising in the ordinary course of business. Such matters are subject to many uncertainties, and outcomes are not predictable with assurance. There were no such matters that were deemed material to the financial statements as of December 31, 2016.

10.	SUBSEQUENT EVENTS

Notes Payable

On January 10, 2017, the Company entered a series of Convertible Short-Term Promissory Notes (the “January Short-Term Notes”) with lenders in which the lenders advanced the Company $40,000. Interest accrues at a rate of 10% per annum and is due at maturity. Unless earlier converted into the Company’s common stock (as discussed below), the principal and accrued interest on the January Short-Term Notes will be due and payable by the Company on the ninety-day anniversary date of the January Short-Term Notes – April 10, 2017. The January Short-Term Notes are a general unsecured obligation of the Company. At each lender’s election, the principal balance and accrued interest on the January Short-Term Notes may be converted into common stock of the Company at a fixed rate of $1.00 per share.

On February 10, 2017, the Company entered a Convertible Short-Term Promissory Note (the “February 10 Short-Term Note”) with a lender in which the lender advanced the Company $40,000. Interest accrues at a rate of 6% per annum and is due at maturity. Unless earlier converted into the Company’s common stock (as discussed below), the principal and accrued interest on the February 10 Short-Term Note will be due and payable by the Company on the forty-five day anniversary date of the February 10 Short-Term Note – March 27, 2017. The February 10 Short-Term Note is a general unsecured obligation of the Company. At the lender’s election, the principal balance and accrued interest on the February 10 Short-Term Note may be converted into common stock of the Company at a fixed rate of $0.75 per share.

On February 11, 2017, the Company entered a series of Convertible Short-Term Promissory Notes (the “February 11 Short-Term Notes”) with lenders in which the lenders advanced the Company $15,000. Interest accrues at a rate of 10% per annum and is due at maturity. Unless earlier converted into the Company’s common stock (as discussed below), the principal and accrued interest on the February 11 Short-Term Notes will be due and payable by the Company on the ninety-day anniversary date of the February 11 Short-Term Notes – May 12, 2017. The February 11 Short-Term Notes are a general unsecured obligation of the Company. At each lender’s election, the principal balance and accrued interest on the February 11 Short-Term Notes may be converted into common stock of the Company at a fixed rate of $1.00 per share.

Merger Agreement

On February 10, 2017 (the “Closing Date”), the Company entered into and closed an agreement and plan of merger and reorganization (the “Merger Agreement”), with CV Acquisition Corp., a wholly-owned subsidiary of FHC, (“Acquisition Corp.”), and FHC. Pursuant to the Merger Agreement, effective on the Closing Date (i) Acquisition Corp. merged with and into the Company, such that the Company, the surviving corporation, became a wholly owned subsidiary of the FHC, and (ii) FHC issued 23,267,231 shares of common stock to the shareholders of the Company, representing approximately 97.7% of FHC’s outstanding shares of common stock, following the closing of the Merger Agreement, in exchange for the cancellation of all of the issued and outstanding shares of common stock of the Company.

F-10

CANNAVOICES, INC.

Notes to Consolidated Financial Statements

December 31, 2016 and 2015 (Unaudited)

The sole officer, one of the directors and (prior to closing of the Merger Agreement) the largest stockholder of the Company was Kevin Gillespie, who is also the sole officer, director and largest stockholder of FHC.

Effective on the Closing Date, pursuant to the Merger Agreement, the Company became a wholly-owned subsidiary of FHC. The acquisition of the Company is treated as a reverse acquisition, and the business of the Company became the business of the FHC. At the time of the reverse recapitalization, FHC was not engaged in any active business.

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MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

This Management's Discussion and Analysis of Financial Condition and Results of Operations includes a number of forward-looking statements that reflect Management's current views with respect to future events and financial performance. You can identify these statements by forward-looking words such as “may,” “will,” “expect,” “anticipate,” “believe,” “estimate” and “continue,” or similar words. Those statements include statements regarding the intent, belief or current expectations of us and members of our management team as well as the assumptions on which such statements are based. Prospective investors are cautioned that any such forward-looking statements are not guarantees of future performance and involve risk and uncertainties, and that actual results may differ materially from those contemplated by such forward-looking statements.

Readers are urged to carefully review and consider the various disclosures made by us in this report and in our other reports filed with the Securities and Exchange Commission. Important factors currently known to Management could cause actual results to differ materially from those in forward-looking statements. We undertake no obligation to update or revise forward-looking statements to reflect changed assumptions, the occurrence of unanticipated events or changes in the future operating results over time. We believe that our assumptions are based upon reasonable data derived from and known about our business and operations. No assurances are made that actual results of operations or the results of our future activities will not differ materially from our assumptions. Factors that could cause differences include, but are not limited to, expected market demand for our services, fluctuations in pricing for materials, and competition.

Business Overview

We were incorporated on June 5, 2015 as a Florida corporation. We have not generated any revenue, and we are an early stage company with a digital media platform including mobile gaming app development, digital and social media, ecommerce and education, with a focus on the cannabis industry and emerging growth sectors.  We plan to generate revenue primarily through in-app sales and advertising services.

On September 1, 2016, we entered into a share exchange agreement with the shareholders of FH Acquisition Corp. (“FHA”), our consolidated variable interest entity, whereby all the issued and outstanding capital stock of FHA was exchanged for 1,334,262 newly issued shares of our common stock. FHA shares were exchanged on a one-for-one basis with the shares our common stock. As a result of the share exchange, FHA became our wholly-owned subsidiary. The investment in FHA was used for the benefit of our digital media platform and FHA’s financials have been consolidated with ours since FHA’s inception (November 23, 2015).

On February 10, 2017 (the “Closing Date”), we entered into and closed an agreement and plan of merger and reorganization (the “Merger Agreement”), with First Harvest Corp. (“FHC”) and CV Acquisition Corp., a wholly-owned subsidiary of FHC, (“Acquisition Corp.”). Pursuant to the Merger Agreement, effective on the Closing Date (i) Acquisition Corp. merged with and into Cannavoices, such that Cannavoices, the surviving corporation, became a wholly-owned subsidiary of FHC, and (ii) the shareholders of Cannavoices were issued 23,267,231 shares of common stock of FHC, representing approximately 97.7% of FHC outstanding shares of common stock, following the closing of the Merger Agreement, in exchange for the cancellation of all of the issued and outstanding shares of common stock of Cannavoices. The Merger Agreement was treated as a reverse acquisition and our business became FHC business.

Our ecosystem spans mobile gaming, digital and social media, ecommerce sales and education. We are developing a digital media services platform (the “Platform”) as a way for niche cannabis-related companies, as well as mainstream advertisers to reach a pro-cannabis audience. The Platform solves the communication challenge between pro-legalization supporters of medical and recreational cannabis and advertisers that want to reach this growing demographic.

To reach the pro-cannabis target audience, the Platform currently consists of two elements we have developed:

(1)	Hemp Inc. - A mobile gaming app known as Hemp Inc. (the “Game”) is a business strategy, role playing game providing the user the experience of growing and dispensing cannabis in a virtual environment. It is a strategy-based game that mimics the real life cannabis culture and serves as a platform for advertising and ecommerce sales. This unique, entrepreneurial game is similar in format to a FarmVille or Clash Royale type game for mobile gamers to develop, grow and dispense virtual cannabis and interact with celebrities and advertisers’ “brands” within the game.

The development team for the Game is led by Danny Hammett, the former Executive Vice President at Activision (Nasdaq: ATVI). Mr. Hammett was responsible for their intellectual property development and product launches, including creation of such iconic games as - Call of Duty, Big Game Hunter, Tony Hawk, Spiderman and Toy Story. He has put together a team of developers with experience at such gaming and technology companies as Activision, Sega, MiniClip and DropBox.

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The Game is currently available for download on iTunes and is expected to be available on the Google Play Store in the first quarter of 2017. It is a sales platform that uses a viral marketing strategy to take advantage of the social media reach of the celebrities in the Game and the popularity of the cannabis legalization movement. This allows the Game to build its user base with a low acquisition cost.

The gameplay objective is to set up and grow a legal cannabis business in a virtual world, using business strategy to create an environment full of prosperity and growth. The user establishes a grow operation and dispensary, hires staff, buys strains of cannabis to grow, purchases tools, ancillary products and real estate for the cultivation and sale of cannabis and related products, and engages in a business strategy to expand their operations. The Game objective is to also raise social awareness of the benefits of medical cannabis and legalization. The Game has celebrities participating as avatars, which ties to the Game’s revenue model. The celebrities include such recognized names as Jimi Hendrix, Cypress Hill and Melisa Etheridge, as well as such organizations as the National Organization of the Reform of Marijuana Laws (NORML), Freedom Leaf and High Times Magazine. These celebrities promote the game via their social media channels, including Twitter, Facebook, YouTube and Instagram. The celebrity relationships create ties-in to sell merchandise, concert tickets, and other celebrity endorsed products via ecommerce through the Game.

(2)	www.cannavoices.com – A member-based social media platform for subscribers to participate in an open forum with other pro-cannabis supporters, similar in form to an interactive Facebook-style social media platform.

Under this platform, members share cannabis-related news, events, culture, technology, business insights, and inspiration while networking with like-minded individuals, all within one platform. Each member builds a unique personal profile by sharing and documenting his individual voice and journey into realizing the benefits of cannabis. We also intend to publish, through this platform, a quarterly on-line magazine with content designed using an elegant, enlightened theme to promote more socially acceptance of cannabis. This model has a broad appeal to cannabis-affinity groups and has a proven advertising revenue model.

Our primary target audience is socially-active Millennials (ages 18-33) and Generation X’ers (ages 34-50) who own a smartphone and use cannabis, either medically or recreationally. This group is a regular consumer of games, apps, music, movies and online content and is comfortable with making purchases online and through mobile applications. It is estimated that approximately 68% (56.4 million) of the 83 million Millennials and 52% (32.7 million) of the 63 million Generation X’ers favor cannabis legalization, according to the U.S. Census Bureau 2010 and 2014 Pew Research Study. Our social and digital media platforms are focused on bridging the gap between brand conscious advertisers and the estimated 89 million cannabis legalization supporters in this target audience.

Results of Operations

For the Three Months Ended December 31, 2016 Compared to the Three Months Ended December 31, 2015

Revenues and Cost of Goods Sold. We had no revenues or cost of goods sold during the three months ended December 31, 2016 and 2015.

Total Operating Expenses. Operating expenses for the three months ended December 31, 2016 were $477,293, as compared to $534,105 for the three months ended December 31, 2015, a decrease of $56,812, or 10.6%. This decrease was primarily due to a reduction in research and development expense during the three months ended December 31, 2016.

Research and development expenses for the three months ended December 31, 2016 were $71,400, a decrease of $248,600 or 77.7%, from $320,000 during the three months ended December 31, 2015. Our research and development expenses relate to our outside gaming app development costs for our mobile game, Hemp Inc., performed by HKA, which began in October 2015 with initial contract payment to commence development. During the three months ended December 31, 2016, our research and development costs were low as we were evaluating results from our beta-test mode of our mobile gaming app to determine technical feasibility and the additional development direction for the app.

General and administrative expenses for the three months ended December 31, 2016 were $405,893, an increase of $191,788, or 89.6%, from $214,105 for the three months ended December 31, 2015. This increase was primarily due to moving from a start-up phase to increased compensation for staffing and professional fees to support our digital media platform and administrative expenses, as well as legal and accounting expenses associated with our preparation for engaging in a reverse merger transaction.

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Other Income. Interest income for the three months ended December 31, 2016 was $1,500, an increase from $-0- for the three months ended March 31, 2015. The interest income is accrued interest related to our $100,000 convertible note receivable from a social media company.

Net Loss. As a result of the foregoing, the net loss for the three months ended December 31, 2016 was $475,793 or $0.02 per common share, basic and diluted, as compared to a net loss of $534,105 or $0.03 per common share, basic and diluted, for the three months ended December 31, 2015, a decrease of $58,312 or 10.9%.

For the Nine Months Ended December 31, 2016 Compared to the Nine Months Ended December 31, 2015

Revenues and Cost of Goods Sold. We had no revenues or cost of goods sold during the nine months ended December 31, 2016 and the period from inception (June 5, 2015) through December 31, 2015.

Total Operating Expenses. Operating expenses for the nine months ended December 31, 2016 were $3,381,093, as compared to $1,233,118 for the period from inception (June 5, 2015) through December 31, 2015, an increase of $2,147,975, or 174.2%, due primarily to the increase in general and administrative expenses. We also increased our research and development expense during the nine months ended December 31, 2016.

General and administrative expenses for the nine months ended December 31, 2016 were $2,808,693, an increase of $1,895,575 or 207.6%, from $913,118 for the period from inception (June 5, 2015) through December 31, 2016. This increase was primarily due to moving from a start-up phase to increased compensation for staffing and professional fees to support our digital media platform and administrative expenses, as well as legal and accounting expenses associated with our preparation for engaging in a reverse merger transaction. We also issued 1,798,588 shares of common stock valued at $1,348,941 to various individuals as an incentive for participating in our operations and development.

Research and development expenses for the nine months ended December 31, 2016 were $572,400, an increase of $252,400 or 78.9%, from $320,000 for the period from inception (June 5, 2015) through December 31, 2015. This increase was due to the research and development expenses related to our outside gaming app development performed by HKA, which initiated development in October 2015. During the nine months ended December 31, 2016, our research and development costs were high as we were in full development work related to our beta-test launch of our mobile gaming app, which commenced in May 2016.

Other Income. Interest income for the nine months ended December 31, 2016 was $4,500, an increase from $-0- for the period from inception through December 31, 2015. The interest income is accrued interest related to our $100,000 convertible note receivable from a social media company.

Net Loss. As a result of the foregoing, the net loss for the nine months ended December 31, 2016 was $3,376,593, or $0.15 per common share, basic and diluted, as compared to a loss of $1,233,118, or $0.07 per common share, basic and diluted, for the period from inception (June 5, 2015) through December 31, 2015, an increase of $2,143,475 or 173.8%

Going Concern

In their report dated February 10, 2017, our independent registered public accounting firm stated that our financial statements for the year ended March 31, 2016 were prepared assuming that we would continue as a going concern. Our ability to continue as a going concern is an issue raised as we have not generated revenue and incurred a net loss of $2,527,325 at March 31, 2016. We had an accumulated deficit of $5,903,918 as of December 31, 2016, expect to generate net losses for the near future, and require additional financing to fund future operations.  Our financial statements contain additional note disclosures describing the circumstances that led to this disclosure.

Our operations have not yet resulted in revenue generation and we have financed our activities using equity and debt financings. Our ability to continue as a going concern is subject to our ability to achieve and maintain profitable operations or obtain necessary funding from outside sources, including obtaining additional funding from the sale of our securities or obtaining loans from various financial institutions, where possible. Our lack of revenue and continued net operating losses increase the difficulty in meeting such goals and there can be no assurances that such methods will prove successful.  While we continually look for additional financing sources, in the current economic environment the procurement of outside funding is difficult and there can be no assurance that such financing will be available on terms acceptable to us, if at all.

Therefore, management plans to raise capital to finance our operating and capital requirements. However, we may be unable to do so on terms that are acceptable to us, if at all, particularly given current capital market and overall economic conditions. While we are devoting our best efforts to achieve the above plans, there is no assurance that any such activity will generate funds that will be available for operations. These conditions raise substantial doubt about our ability to continue as a going concern.

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Liquidity and Capital Resources

The following table summarizes total current assets, liabilities and working capital at December 31, 2016 compared to March 31, 2016:

	December 31, 2016	March 31, 2016	Change
Current Assets	$18,825	$54,901	$(36,076)
Current Liabilities	$1,081,326	$0	$1,081,326
Working Capital Deficiency	$(1,062,501)	$54,901	$(1,117,402)

As of December 31, 2016 and March 31, 2016, we had a working capital deficiency of $1,062,501 and working capital of $54,901, respectively. The increase in the working capital deficiency was due primarily to increased accounts payable and notes payable. To date, we have not generated any revenue. As a result, we do not have any capital resources to meet our projected cash flow requirements to conduct our proposed operations. We presently do not have any available credit, bank financing or other external sources of liquidity. Therefore, we will require additional financing in order to develop our business. We cannot predict whether this additional financing will be in the form of equity or debt, or be in another form. We may not be able to obtain the necessary additional capital on a timely basis, on acceptable terms, or at all. In any of these events, we may be unable to implement our current plans for operations and these circumstances would have a material adverse effect on our business, prospects, financial condition and results of operations.

During the nine months ended December 31, 2016, we used net cash of $1,968,826 in operations, and generated $1,914,000 cash from financing activities. This compares to the period from inception (June 5, 2015) through December 31, 2015, where we used net cash of $1,233,118 in operations and generated $1,286,225 cash from financing activities.

Sources of Liquidity

Between the date of inception (June 5, 2015) and March 31, 2016, we sold an aggregate of 2,646,703 shares of common stock for gross proceeds of $2,682,226. Between April 1, 2016 and December 31, 2016, we sold an aggregate of 1,111,332 shares of common stock for gross proceeds of $896,000.

On April 27, 2016, we entered into a secured promissory note (the “Secured Note”) for the principal amount of $600,000, net of associated discount of $20,000. The Secured Note bears interest at 15% per annum and interest payments were to be paid monthly beginning June 1, 2016. We have the right to prepay the Secured Note at any time without penalty. The Secured Note is secured by a security interest in all of our assets. The principal and accrued interest of the Secured Note will be due and payable on the one-year anniversary date of the Secured Note.

On July 20, 2016, we entered a Convertible Promissory Note (the “Note”) with a lender in which the lender advanced us $200,000. Interest accrues at a rate of 15% per annum and is due on the first of each month. Unless earlier converted into our common stock (as discussed below), the principal and any unpaid accrued interest on the Note will be due and payable on the one-year anniversary date of the Note. The Note is a general unsecured obligation. At the lender’s election, the principal balance and unpaid accrued interest on the Note may be converted into our common stock at a fixed rate of $0.75 per share.

On November 10, 2016, we entered a series of Convertible Short-Term Promissory Notes (the “November Short-Term Notes”) with lenders in which the lenders advanced us $165,000. Interest accrues at a rate of 10% per annum and is due at maturity. Unless earlier converted into our common stock (as discussed below), the principal and accrued interest on the November Short-Term Notes will be due and payable on the ninety-day anniversary date of the November Short-Term Notes. The November Short-Term Notes are a general unsecured obligation. At each lender’s election, the principal balance and accrued interest on the November Short-Term Notes may be converted into our common stock at a fixed rate of $1.00 per share.

On December 14, 2016, we entered a series of Convertible Short-Term Promissory Notes (the “December Short-Term Notes”) with lenders in which the lenders advanced us $73,000. Interest accrues at a rate of 10% per annum and is due at maturity. Unless earlier converted into our common stock (as discussed below), the principal and accrued interest on the December Short-Term Notes will be due and payable on the ninety-day anniversary date of the December Short-Term Notes. The December Short-Term Notes are a general unsecured obligation. At each lenders’ election, the principal balance and accrued interest on the December Short-Term Notes may be converted into our common stock at a fixed rate of $1.00 per share.

On January 10, 2017, we entered a series of Convertible Short-Term Promissory Notes (the “January Short-Term Notes”) with lenders in which the lenders advanced us $40,000. Interest accrues at a rate of 10% per annum and is due at maturity. Unless earlier converted into our common stock (as discussed below), the principal and accrued interest on the January Short-Term Notes will be due and payable on the ninety-day anniversary date of the January Short-Term Notes. The January Short-Term Notes are a general unsecured obligation. At each lenders’ election, the principal balance and accrued interest on the January Short-Term Notes may be converted into our common stock at a fixed rate of $1.00 per share.

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On February 10, 2017, the Company entered a Convertible Short-Term Promissory Note (the “February 10 Short-Term Note”) with a lender in which the lender advanced the Company $5,000. Interest accrues at a rate of 10% per annum and is due at maturity. Unless earlier converted into the Company’s common stock (as discussed below), the principal and accrued interest on the February 10 Short-Term Note will be due and payable by the Company on the ninety-day anniversary date of the February 10 Short-Term Note. The February 10 Short-Term Note is a general unsecured obligation of the Company. At the lender’s election, the principal balance and accrued interest on the January Short-Term Notes may be converted into common stock of the Company at a fixed rate of $1.00 per share.

On February 11, 2017, the Company entered a Convertible Short-Term Promissory Note (the “February 11 Short-Term Note”) with a lender in which the lender advanced the Company $40,000. Interest accrues at a rate of 6% per annum and is due at maturity. Unless earlier converted into the Company’s common stock (as discussed below), the principal and accrued interest on the February 11 Short-Term Note will be due and payable by the Company on the forty-five day anniversary date of the February 11 Short-Term Note – March 28, 2017. The February 11 Short-Term Note is a general unsecured obligation of the Company. At the lender’s election, the principal balance and accrued interest on the February 11 Short-Term Note may be converted into common stock of the Company at a fixed rate of $0.75 per share.

Off-Balance Sheet Arrangements

We do not have any off-balance sheet arrangements that have or are reasonably likely to have a current or future effect on our financial condition, changes in financial condition, revenue or expenses, results or operations, liquidity, capital expenditures or capital resources that is material to investors.

Critical Accounting Policies and Estimates

Revenue Recognition: We recognize revenue related to product sales when (i) persuasive evidence of the arrangement exists, (ii) shipment has occurred, (iii) the fee is fixed or determinable, and (iv) collectability is reasonably assured. For the period from February 27, 2013 (inception) to December 31, 2016, we had not recognized any revenue.

Stock-Based Compensation: We account for stock-based compensation in accordance with ASC 718 “Compensation – Stock Compensation” using the fair value method. All transactions in which goods or services are the consideration received for the issuance of equity instruments are accounted for based on the fair value of the consideration received or the fair value of the equity instrument issued, whichever is more reliably measurable. Equity instruments issued to employees and the cost of the services received as consideration are measured and recognized based on the fair value of the equity instruments issued.

Recent Pronouncements

We have evaluated all the recently issued accounting pronouncements through the filing date of these financial statements and do not believe that any of these pronouncements will have a material impact on our financial position and results of operations.

JOBS Act

On April 5, 2012, the JOBS Act, was enacted. Section 107 of the JOBS Act provides that an “emerging growth company” can take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act for complying with new or revised accounting standards. This means that an “emerging growth company” can delay the adoption of certain accounting standards until those standards would apply to private companies. We are electing to delay such adoption of new or revised accounting standards and, as a result, we may not comply with new or revised accounting standards at the same time as other public reporting companies that are not “emerging growth companies.”

In addition, we intend to rely on other exemptions from reporting and disclosure requirements that are offered by the JOBS Act, including (i) an exemption from the need to provide an auditor’s attestation report on our system of internal control over financial reporting pursuant to Section 404(b) of the Sarbanes-Oxley Act, and (ii) an exemption from the need to comply with any PCAOB requirement regarding mandatory audit firm rotation or a supplement to the auditor’s report providing additional information about the audit and our financial statements (auditor discussion and analysis). These exemptions will apply for a period of five years following our first sale of common equity securities under an effective registration statement or until we no longer qualify as an “emerging growth company,” whichever is earlier.

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Unregistered Sales of Equity Securities and Use of Proceeds

In October 2016, Cannavoices issued an aggregate of 20,000 shares of common stock at $0.75 per share, for gross proceeds of $15,000.

In October 2016, Cannavoices issued an aggregate of 61,500 shares of common stock at $1.00 per share, for gross proceeds of $61,500.

In November 2016, Cannavoices issued an aggregate of 30,000 shares of common stock at $0.75 per share, for gross proceeds of $22,500.

In November 2016, Cannavoices issued an aggregate of 5,000 shares of common stock at $1.00 per share, for gross proceeds of $5,000.

In December 2016, Cannavoices issued an aggregate of 25,000 shares of common stock to various individuals valued at $18,750.

The shares were issued pursuant to the exemption from registration provided by Section 4(a)(2) of the Securities Act of 1933, as amended.

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